EXHIBIT 99.5

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of RestorGenex Corporation shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: December 12, 2014

RIVER CHARITABLE REMAINDER UNITRUST F/B/O ISAAC BLECH

	By:	/s/ Isaac Blech
	Name:	Isaac Blech
	Title:	Trustee

WEST CHARITABLE REMAINDER UNITRUST

	By:	/s/ Isaac Blech
	Name:	Isaac Blech
	Title:	Trustee

LIBERTY CHARITABLE REMAINDER UNITRUST FBO ISAAC BLECH UAD 01/09/87

	By:	/s/ Isaac Blech
	Name:	Isaac Blech
	Title:	Trustee

	By:	/s/ Isaac Blech
Isaac Blech

/s/ Miriam Wimpfheimer Blech
Miriam Wimpfheimer Blech